SCHEDULE 14A INFORMATION

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the Securities Exchange Act of 1934

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VENTRUS BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

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VENTRUS BIOSCIENCES, INC.

99 Hudson Street, 5th Floor

New York, New York 10013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held June 4, 2013

To The Stockholders of Ventrus Biosciences, Inc.:

The Annual Meeting of Stockholders of Ventrus Biosciences, Inc., a Delaware corporation, will be held at our headquarters at 99 Hudson Street, 5th Floor, New York, New York, on Tuesday, June 4, 2013 at 12:00 noon for the following purposes:

•	to elect five directors to serve for one-year terms expiring in 2014;

•	to ratify the appointment of EisnerAmper LLP, New York, New York, as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

•	to act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the attached proxy statement.

The Board of Directors has fixed the close of business on April 12, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials, including this notice, the proxy statement (including an electronic proxy card for the meeting) and our 2012 Annual Report to Stockholders via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the accompanying proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy. Your vote is important. Whether or not you plan to attend the meeting, we hope that you will vote as soon as possible.

By Order of the Board of Directors

Russell H. Ellison

President and Chief Executive Officer

New York, New York

April 19, 2013

VENTRUS BIOSCIENCES, INC.

99 Hudson Street, 5th Floor

New York, New York 10013

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 4, 2013

INFORMATION CONCERNING SOLICITATION AND VOTING

We are furnishing this proxy statement to the holders of our common stock in connection with the solicitation of proxies on behalf of the Board of Directors for use at our Annual Meeting of Stockholders to be held at our headquarters at 99 Hudson Street, 5th Floor, New York, New York, at 12:00 noon on Tuesday, June 4, 2013, and any adjournment thereof. We will bear the cost of soliciting proxies. In addition to solicitation of proxies by mail, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of our principal executive offices is 99 Hudson Street, 5th Floor, New York, New York 10013.

In accordance with the rules of the Securities and Exchange Commission, or SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials, including the notice, this proxy statement, our 2012 Annual Report to Stockholders, including financial statements, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on April 19, 2013. We mailed a Notice of Internet Availability of Proxy Materials on or about April 19, 2013 to our stockholders of record and beneficial owners as of April 12, 2013, the record date for the meeting. This proxy statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 as filed with the SEC is accessible free of charge on our website at http://proxy.ventrusbio.com. It contains audited financial statements covering our fiscal years ended December 31, 2012, 2011 and 2010. You can request a copy of our Annual Report on Form 10-K free of charge by calling 1-646-706-5208 or sending an e-mail to dbarrett@ventrusbio.com. Please include your contact information with the request.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to us at the address given above (Attention: David Barrett, Corporate Secretary), or by attending the meeting and voting in person.

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Voting

When a proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted:

(1)	FOR the election of the five director nominees identified herein;

(2)	FOR ratification of the appointment of EisnerAmper LLP, New York, New York, as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

(3)	in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the meeting.

Consistent with state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum for purposes of voting on a particular matter at the Annual Meeting. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.

Assuming the presence of a quorum at the Annual Meeting:

•	The election of directors will be determined by a plurality of the votes cast at the Annual Meeting. This means that the five nominees receiving the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

•	The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote on the proposal. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the proposal. Because your vote is advisory, it will not be binding on our Board or our company. However, the Board and the Audit Committee will consider the outcome of the vote when making future decisions regarding the selection of our independent registered public accounting firm.

With respect to “routine” matters, such as the ratification of the selection of the Company’s independent registered public accounting firm, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations (the “SRO rules”), including NASDAQ, to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters.

With respect to “non-routine” matters, such as the election of directors, a bank, brokerage firm, or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted FOR, AGAINST, ABSTAINING or WITHHELD FROM with respect to such non-routine matters.

In summary, if you do not vote your proxy, your bank, brokerage firm, or other nominee may either:

•	vote your shares on routine matters and cast a “broker non-vote” on non-routine matters; or

•	leave your shares unvoted altogether.

We encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the Annual Meeting.

Record Date

Only the holders of record of our common stock at the close of business on the record date, April 12, 2013, are entitled to notice of and to vote at the meeting. On the record date, 19,604,350 shares of our common stock were outstanding. Stockholders are entitled to one vote for each share of common stock held on the record date.

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Admission to the Meeting

Admission to the meeting will be limited to our stockholders of record, persons holding proxies from our stockholders and beneficial owners of our common stock. If your shares are registered in your name, we will verify your ownership at the meeting in our list of stockholders as of the record date. If your shares are held through a broker, bank or other nominee, you must bring proof of your ownership of the shares. This could consist of, for example, a bank or brokerage firm account statement or a letter from your bank or broker confirming your ownership as of the record date. You also may send proof of ownership to our Corporate Secretary, 99 Hudson Street, 5th Floor, New York, New York 10013 before the meeting and we will send you an admission card.

Delivery of Documents to Stockholders Sharing an Address

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate Notice of Internet Availability or separate copy of proxy materials to one or more stockholders at a shared address to which a single Notice of Internet Availability or a single copy of proxy materials was delivered. Stockholders may request a separate Notice of Internet Availability or separate copy of proxy materials by contacting our Corporate Secretary either by calling 1-646-706-5208 or by mailing a request to 99 Hudson Street, 5th Floor, New York, New York 10013. Stockholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy materials may request to receive a single Notice of Internet Availability or a single copy of proxy materials in the future in the same manner as described above.

CORPORATE GOVERNANCE AND BOARD MATTERS

Our bylaws provide that the number of our directors is to be within a range of three to nine, with the exact number set by the Board. Our Board has set the number of directors at five. In the future, the Board might decide to increase the number of directors, within the range, if suitable candidates with desired experience and expertise are found.

Independence of Directors

Because our common stock is listed on the NASDAQ Capital Market, our Board applies the NASDAQ Capital Market’s test for director independence to all of our directors. Using that test, the Board has determined that directors Mark Auerbach, Joseph Felder, Myron Z. Holubiak and Anthony Altig are independent under the NASDAQ Marketplace Rules. Russell Ellison is not independent because he is our current Chief Executive Officer. As part of such determination of independence, our Board has affirmatively determined that each of Mr. Auerbach, Dr. Felder, Mr. Holubiak and Mr. Altig does not have a relationship with our company that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

Board Committees

Our Board has established the following three standing committees: Audit Committee; Compensation Committee; and Nominating and Governance Committee. Directors Auerbach, Holubiak and Altig are the members of the Audit Committee and the Board has determined that each of Mr. Altig and Mr. Auerbach qualifies as an “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K promulgated by the SEC. The primary purpose of our Audit Committee is to oversee our accounting and financial reporting process and the audits of our financial statements, and our compliance with legal and regulatory requirements. In addition, our Audit Committee is responsible for reviewing and approving all related person transactions, including transactions with executive officers and directors, for potential conflicts of interests or other improprieties.

Our Compensation Committee currently comprises Mr. Auerbach, Dr. Felder and Mr. Holubiak. The primary purpose of our Compensation Committee is to discharge our Board’s responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, our Compensation Committee reviews all components of executive officer and employee compensation for consistency with our Compensation Committee’s compensation philosophy, as in effect from time to time.

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Our Nominating and Governance Committee comprises Dr. Felder and Mr. Holubiak. The primary purpose of our Nominating and Governance Committee is to select, and recommend to our Board, director nominees for each election of directors and recommend any corporate governance guidelines it deems appropriate.

The charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee, which have been adopted by our Board of Directors, contain detailed descriptions of the committees’ duties and responsibilities and are available in the Investor Relations—Corporate Governance section of our website at www.ventrusbio.com.

Selection of Board Nominees

In fulfilling its responsibilities to select, and recommend to our Board, director nominees for each election of directors, our Nominating and Governance Committee will consider the following factors:

•	the appropriate size of our Board and its committees;

•	the perceived needs of our Board for particular skills, background and business experience;

•	the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other Board members;

•	nominees’ independence from management; and

•	applicable regulatory and listing requirements, including independence requirements and legal considerations.

The goal of our Nominating and Governance Committee is to assemble a Board that brings to our company a variety of perspectives and skills derived from high-quality business and professional experience. Directors should possess high personal and professional ethics, integrity and values, and be committed to representing the best interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. While it does not have a specific written policy with regard to the consideration of diversity in identifying director nominees, the Committee does consider diversity to be an additional desirable characteristic in potential nominees. Director candidates, in the judgment of our Nominating and Governance Committee, must also have sufficient time available to perform all Board and committee responsibilities. Board members are expected to prepare for, attend and participate in all Board and applicable committee meetings.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Governance Committee may also consider such other factors as it may deem, from time to time, to be in the best interests of the company and our stockholders.

Our Nominating and Governance Committee will annually evaluate our Board members who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for re-election.

Candidates for nomination as director may come to the attention of our Nominating and Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of our Nominating and Governance Committee at any point during the year. Such candidates will be evaluated against the criteria set forth above. If our Nominating and Governance Committee believes at any time that it is desirable that our Board consider additional candidates for nomination, the Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may, if our Nominating and Governance Committee believes it is appropriate, engage a third-party search firm to assist in identifying qualified candidates.

Our Nominating and Governance Committee’s policy will be to evaluate any recommendation for director nominee proposed by a stockholder and our bylaws also permit stockholders to nominate directors for consideration at an annual meeting, subject to certain conditions. Any recommendation for director nominee must be submitted in writing to:

Ventrus Biosciences, Inc.

Attention: Corporate Secretary

99 Hudson Street, 5th Floor

New York, New York 10013

Our bylaws require that any director nomination made by a stockholder for consideration at an annual meeting must be received in writing not more than 90 days nor less than 60 days in advance of the meeting, and at a special meeting called for the purpose of the election of directors not later than the close of business on the 10th business day following the date on which notice of such meeting is first given to our stockholders.

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Each written notice containing a stockholder nomination of a director at an annual or special meeting must include:

•	the name and address of the stockholder who intends to make the nomination and any stockholder associated with such stockholder, and the name and residence address of the person or persons to be nominated;

•	the class and number of shares that are beneficially owned by the stockholder and any associated stockholder;

•	a representation that the stockholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, or as would otherwise be required, in each case pursuant to Regulation 14A under the Exchange Act including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the board of directors;

•	the written consent of each nominee to be named in a proxy statement and to serve as director of the corporation if so elected;

•	whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any associated stockholder with respect to any share of our common stock; and

•	to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

Board of Director Meetings

The business of our company is under the general oversight of the Board as provided by the laws of Delaware and our bylaws. During the fiscal year ended December 31, 2012, the Board held seven meetings and also conducted business by written consent, the Audit Committee held six meetings, the Compensation Committee held six meetings and the Nominating and Governance Committee held three meetings. Each person who was a director during 2012 attended at least 75% of the Board meetings and the meetings of the committees on which he served.

We strongly encourage all of our directors to attend our annual meetings of stockholders. All of our directors attended last year’s Annual Meeting.

Risk Oversight

Our Board is led by our Chairman, Dr. Russell Ellison. The Board believes that having our CEO serve as Chairman of the Board is suitable for our company at its present stage. Dr. Ellison possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing our company and its business, and is well positioned to develop agendas that ensure the Board’s time and attention are focused on the most critical matters. Furthermore, the Board believes that having our CEO serve as Chairman of the Board strengthens his ability to develop and implement strategic initiatives and respond efficiently to various situations. The Board is aware of potential conflicts that might arise when an employee chairs the Board, but believes these potential conflicts are offset by the fact that independent directors comprise each of the Board’s committees and the remainder of the Board. Additionally, the Board believes Dr. Ellison’s combined role enables decisive leadership and ensures clear accountability.

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The Board has appointed Myron Holubiak to serve as the lead independent director of the Board. The lead independent director has the duty and responsibility of serving as a liaison between the non-management Board members and Dr. Ellison. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent lead director acting as a liaison, is in the best interest of stockholders at this time because it provides the appropriate balance between strategic development and independent oversight of management.

Our Board is responsible for our company’s risk oversight and has delegated that role to the Audit Committee. In fulfilling that role, the Committee focuses on our general risk management strategy, the most significant risks facing our company, and ensures that appropriate risk mitigation strategies are implemented by management. The Audit Committee regularly reports to the full Board as appropriate on its efforts at risk oversight, and will report any matter that rises to the level of a material or enterprise level risk. The Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our company.

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PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

All five of our current directors are standing for re-election in 2013. Their respective biographical summaries are:

Nominees

Name	Age (as of 03/31/13)	Director Since	Business Experience For Last Five Years
Mark Auerbach	74	2010

Mr. Auerbach was elected to our Board in November 2010. Mr. Auerbach currently is a director and chairman of the audit committee of Optimer Pharmaceuticals, Inc. (NASDAQ: OPTR), a public company. He has held those positions since June 2005. From January 2006 through March 2010, Mr. Auerbach served as the chairman of the board of directors for Neuro-Hitech, Inc., an early-stage pharmaceutical company specializing in brain degenerative diseases. Over the last 20 years, Mr. Auerbach also has served as a director for several other companies, including Par Pharmaceutical Companies, Inc., a publicly traded manufacturer and marketer of generic pharmaceuticals and the parent of Par Pharmaceutical, Inc., Collexis Holdings, Inc., a public company which develops knowledge management and discovery software, and RxElite Holdings, Inc., a company which develops, manufactures, and markets generic prescription drug products in specialty generic markets. From 1993 to 2005, Mr. Auerbach served as chief financial officer of Central Lewmar LLC, a national fine paper distributor. Mr. Auerbach received his B.S. degree in accounting from Rider University. Among other experience, qualifications, attributes and skills, Mr. Auerbach’s extensive financial experience, his accounting degree and his experience as a director of several public companies, including his service as the chair of the audit committee of one of those public companies, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Russell H. Ellison, M.D., M.Sc.	65	2010

Dr. Ellison joined us as a director, Chief Executive Officer and Chief Medical Officer in June 2010. He was elected Chairman of our Board in January 2011. From July 2007 to January 2010, Dr. Ellison served as Executive Vice President of Paramount Biosciences LLC, a global pharmaceutical development and healthcare investment firm. Prior to that, Dr. Ellison served as Vice President of Clinical Development of Fibrogen, Inc., a privately held biotechnology company, Vice President of Medical Affairs and Chief Medical Officer of Sanofi-Synthelabo, USA, a pharmaceutical company, and Vice President, Medical Affairs and Chief Medical Officer of Hoffman-La Roche, Inc., a pharmaceutical company. Dr. Ellison previously served as a director of Cougar Biotechnology, Inc., a publicly traded pharmaceutical company that was acquired by Johnson & Johnson in July 2009, and CorMedix, Inc., a pharmaceutical company that went public in March 2010. He also has served as a director of several privately held development-stage biotechnology companies. Dr. Ellison holds an M.D. from the University of British Columbia and an M.Sc. (with distinction) from The London School of Tropical Medicine and Hygiene. Among other experience, qualifications, attributes and skills, Dr. Ellison’s medical training, extensive management experience in the pharmaceutical industry and experience in the capital markets, as well as his experience serving on the board of directors of a public pharmaceutical company and on the boards of directors of several private pharmaceutical companies, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

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Name	Age (as of 03/31/13)	Director Since	Business Experience For Last Five Years
Joseph Felder, M.D.	52	2008

Dr. Felder joined our Board in May 2008. Dr. Felder has been a gastroenterologist since 1992 after having completed his post-doctoral training and fellowship at Lenox Hill Hospital in New York City. He is currently in private practice in Manhattan. He received his B.S. from the City University of New York and his M.D. from the University of Texas at San Antonio. He practices out of Lenox Hill Hospital, a major teaching affiliate of the New York University School of Medicine, where he is an adjunct and attending physician in the departments of Medicine and Gastroenterology. His responsibilities there include extensive teaching obligations. He has done significant clinical research in gastroenterology, specifically in the subject of inflammatory bowel disease and is published in this field in various international journals as well as textbooks. He lectures on this subject matter as well. He is a co-chairman of the medical advisory board of the Crohn’s and Colitis Foundation of America in New York. His interests are in ongoing clinical research and product development. Among other experience, qualifications, attributes and skills, Dr. Felder’s knowledge and experience in the medical industry and in senior leadership roles in research and teaching organizations, especially in the gastroenterology field, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Myron Z. Holubiak	66	2010

Mr. Holubiak joined our Board in July 2010. Mr. Holubiak currently serves as President of 1-800-DOCTORS, Inc., a position he has held since May 2007.  Mr. Holubiak is the former President of Roche Laboratories, Inc., USA, a major research-based pharmaceutical company, a position he held from December 1998 to August 2001.  Prior to that, he held many sales and marketing positions at Roche Laboratories during his 19-year tenure there. Since September 2002, Mr. Holubiak has served on the board of directors of BioScrip, Inc., a publicly traded company and a leading home infusion provider with nationwide pharmacy and nursing capabilities, and is currently chairman of the board.  Since October 2012, Mr. Holubiak also has been a member of the board of directors of Intellicell Biosciences, Inc., a publicly traded regenerative medicine company. Mr. Holubiak is also a trustee of the Academy of Managed Care Pharmacy Foundation. Mr. Holubiak received his B.S. in Molecular Biology and Biophysics from the University of Pittsburgh.  Among other experience, qualifications, attributes and skills, Mr. Holubiak’s extensive experience managing pharmaceutical and healthcare companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Anthony Altig	57	2012	Mr. Altig joined our Board in January 2012. Since 2008, Mr. Altig has been the Chief Financial Officer of Biotix Holdings, Inc., a company that manufactures microbiological consumables. From 2004 to 2007, Mr. Altig served as the Chief Financial Officer of Diversa Corporation (subsequently Verenium Corporation), a public company developing specialized industrial enzymes. Prior to joining Diversa, Mr. Altig served as the Chief Financial Officer of Maxim Pharmaceuticals, Inc., a public biopharmaceutical company. In addition, Mr. Altig serves as a director and chairman of the audit committee for TearLab Corporation (formerly OccuLogix, Inc.), an eyecare technology company, and Optimer Pharmaceuticals, Inc., a pharmaceutical company, both of which are public companies. Among other experience, qualifications, attributes and skills, Mr. Altig’s extensive management experience and financial expertise, as well as his experience serving on the boards of directors of several public pharmaceutical and healthcare companies, led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

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Vote Required

The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the meeting shall be elected as directors. Stockholders do not have cumulative voting rights. Your vote may be cast for or withheld from each nominee.

Our Board of Directors has unanimously approved and recommends that stockholders vote “FOR” the election of the director nominees listed above.

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PROPOSAL NO.2 --

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed the firm of EisnerAmper LLP, New York, New York, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. The Board has ratified this appointment and recommends that the stockholders ratify this appointment. If the appointment of EisnerAmper is not ratified by the stockholders, the Audit Committee will reconsider, but might not change, its selection.

On January 18, 2011, we hired EisnerAmper to audit our financial statements for the year ended December 31, 2010. In March 2011, we hired EisnerAmper to re-audit our financial statements for the years ended December 31, 2006 to December 31, 2009 and the period from October 7, 2005 (inception) to December 31, 2005 and for the period from October 7, 2005 (inception) to December 31, 2012. EisnerAmper has advised us that it does not have, and has not had, any direct or indirect financial interest in our company in any capacity other than that of serving as the independent registered public accounting firm. Representatives of EisnerAmper will not be present at the Annual Meeting, but will be available by telephone and will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

Information about Change of Independent Registered Public Accounting Firm

J.H. Cohn LLP had served as our independent registered public accounting firm since August 31, 2009. J.H. Cohn audited our financial statements for 2008 and 2009 in connection with our 2010 convertible note financing and our initial public offering that we completed on December 22, 2010. On January 13, 2011, our Board dismissed J.H. Cohn as our independent registered public accounting firm.

J.H. Cohn’s reports on our financial statements as of December 31, 2009 and 2008, and for the two years then ended and for the period from October 7, 2005 (inception) to December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion, although the report contained an explanatory paragraph relating to our ability to continue as a going concern, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two years ended December 31, 2010 and through January 13, 2011, there were no: (a) disagreements with J.H. Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to J.H. Cohn’s satisfaction, would have caused J.H. Cohn to make reference to the subject matter thereof in connection with its reports on our financial statements as of December 31, 2009 and 2008, and for the two years then ended and for the period from October 7, 2005 (inception) to December 31, 2009; or (b) “reportable events”, as defined under Item 304(a)(1)(v) of Regulation S-K.  However, J.H. Cohn identified material weaknesses in our financial reporting process with respect to lack of accounting expertise, segregation of duties and lack of independent review over financial reporting.

J.H. Cohn indicated to us that it concurs with the foregoing statements contained in the paragraphs above as they relate to J.H. Cohn and furnished a letter dated January 20, 2011 to the United States Securities and Exchange Commission, or SEC, to this effect. A copy of this letter was filed with the SEC as an exhibit to our 8-K, dated January 20, 2011.

On January 18, 2011, we appointed EisnerAmper as Ventrus’ independent registered public accounting firm for the year ended December 31, 2010. In addition, in March 2011, we engaged EisnerAmper to audit our financial statements for the years ended December 31, 2006 to December 31, 2009 and the period from October 7, 2005 (inception) to December 31, 2005 and for the period from October 7, 2005 (inception) to December 31, 2011 to save expenses on future filings with the SEC.

During the two years ended December 31, 2010 and through January 18, 2011, neither we nor anyone acting on our behalf consulted with EisnerAmper regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to be voted at the meeting shall constitute ratification of the appointment of EisnerAmper LLP.

Our Board of Directors has unanimously approved and recommends a vote “FOR” the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth certain information regarding the ownership of shares of our common stock as of March 31, 2013 by (1) each person known by us to beneficially own more than 5% of the outstanding shares of common stock, (2) each director of our company, (3) each of the Named Executive Officers, as listed in the Summary Compensation Table below, and (4) all directors and executive officers of our company as a group.

This table is based upon information supplied by our Named Executive Officers, directors and principal stockholders and from Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Share ownership in each case includes shares issuable upon exercise of options and warrants that may be exercised within 60 days after March 30, 2012 for purposes of computing the percentage of common stock owned by such person, but not for purposes of computing the percentage owned by any other person. Unless otherwise noted, the address for each person listed is 99 Hudson Street, 5th Floor, New York, New York 10013. Applicable percentages are based on 19,604,350 shares outstanding on March 31, 2013.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Owned (%)

5% Stockholders:
Broadfin Capital, LLC (1) 237 Park Avenue, Suite 900 New York, NY 10017	1,790,000	9.1%

Elliott Associates, L.P. and its affiliates (2) 40 West 57th Street, 30th Floor New York, NY 10019	1,230,295	6.2%

Baker Bros. Advisors, LLC (3) 667 Madison Avenue, 21st Floor New York, NY 10065	1,215,840	6.2%

Visium Asset Management, LP (4) 888 Seventh Avenue New York, NY 10019	1,000,000	5.1%

Directors and Named Executive Officers:
Anthony Altig (5)	26,667	*
Mark Auerbach (6)	45,000	*
Russell H. Ellison (7)	616,664	3.1%
Joseph Felder (8)	47,016	*
Myron Holubiak (9)	45,000	*
David J. Barrett (10)	319,254	1.6%

All directors and executive officers as a group (6 persons) (11)	1,099,601	5.3%

* Less than 1%.

(1)	Based on information contained in Schedule 13G filed with the SEC on February 4, 2013 by Broadfin Capital, LLC, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler. According to the Schedule 13G, all three reporting persons hold shared voting and dispositive power over the shares. The principal business address for Broadfin Healthcare Master Fund, Ltd. is 20 Genesis Close, Ansbacher House, Second Floor, Grand Cayman KY1-1108, Cayman Islands.

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(2)	Based on information contained in Schedule 13G/A filed with the SEC on February 14, 2013 by Elliott Associates, L.P. (“Elliott Associates”) and its wholly owned subsidiaries, Elliott International, L.P. (“Elliott International”) and Elliott International Capital Advisors Inc. (“International Advisors”). Elliott Associates, Elliott International and International Advisors together beneficially own an aggregate of 1,230,925 shares. According to the Schedule 13G/A, this consists of: (i) 686,863 shares of common stock and shares of our Series A non-voting convertible preferred stock convertible into 70,000 shares of our common stock held by Elliott Associates; 622,158 of the shares of common stock are held indirectly through Manchester Securities Corporation, a wholly owned subsidiary of Elliott Associates, and over which it holds sole voting and dispositive power; and (ii) 1,100,295 shares of common stock and shares of our Series A non-voting convertible preferred stock convertible into 130,000 shares of our common stock held together by Elliott International Advisors and over which they hold shared voting and dispositive power. Elliott Associates reported the following on Schedule 13G/A: Mr. Paul E. Singer, Elliott Capital Advisors, L.P. (“Capital Advisors”), which is controlled by Mr. Singer, and Elliott Special GP, LLC (“Special GP”), which is controlled by Mr. Singer, are the general partners of Elliott Associates. Hambledon, Inc. (“Hambledon”) is the general partner of Elliott International. International Advisors is the investment manager for Elliott International. The principal business address of Elliott International and Hambledon is reported as c/o Maples & Calder, P.O. Box 309, Ugland House, South Church Street, George Town, Cayman Islands, British West Indies.

(3)	Based on the information contained in Schedule 13G filed with the SEC on February 1, 2013 by Baker Bros. Advisors, LLC, Felix J. Baker and Julian C. Baker. The Schedule 13G provides that each of the three reporting persons hold sole voting and dispositive power over all of the shares by virtue of their ownership of entities that have the power to control the investment decisions of three limited partnerships: 667, L.P.; Baker Brothers Life Sciences, L.P.; and 14159, L.P. Felix J. Baker and Julian C. Baker are principals of Baker Bros. Advisors, LLC. Felix J. Baker and Julian C. Baker disclaim beneficial ownership of the shares.

(4)	Based on the information contained in Schedule 13G filed with the SEC on February 11, 2013 by Visium Asset Management, LP (“VAM”), Visium Balanced master Fund, Ltd., JG Asset, LLC and Jacob Gottlieb. According to the Schedule 13G, all three reporting persons hold shared voting and dispositive power over the shares. VAM is investment manager to pooled investment funds and may be deemed to beneficially own the shares that are beneficially owned by the pooled investment funds. JG Asset, LLC is the general partner of VAM and may be deemed to beneficially own the shares that are beneficially owned by VAM. Jacob Gottlieb is the managing member of JG Asset, LLC and and may be deemed to beneficially own the shares that are beneficially owned by JG Asset, LLC.

(5)	Includes 11,667 shares that Mr. Altig has the right to acquire from us within 60 days of March 31, 2013 pursuant to the exercise of stock options.

(6)	Consists of 45,000 shares that Mr. Auerbach has the right to acquire from us within 60 days of March 31, 2013 pursuant to the exercise of stock options.

(7)	Includes (i) 8,065 shares of our common stock issuable upon exercise of a warrant, and (ii) 593,599 shares that Dr. Ellison has the right to acquire from us within 60 days of March 31, 2013 pursuant to the exercise of stock options.

(8)	Consists of 47,016 shares that Dr. Felder has the right to acquire from us within 60 days of March 31, 2013 pursuant to the exercise of stock options.

(9)	Consists of 45,000 shares that Mr. Holubiak has the right to acquire from us within 60 days of March 31, 2013 pursuant to the exercise of stock options.

(10)	Consists of 319,254 shares that Mr. Barrett has the right to acquire from us within 60 days of March 31, 2013 pursuant to the exercise of stock options.

(11)	Includes the shares described in footnotes (7) through (10).

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DIRECTOR COMPENSATION

Our Board consists of five individuals. Four directors are independent as defined by NASDAQ Marketplace Rules: Anthony E. Altig, Mark Auerbach, Dr. Joseph Felder and Myron Holubiak. Our fifth director is Russell H. Ellison, who also is our President, Chief Executive Officer and Chairman of the Board.

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2012.

Non-Employee Director Compensation in Fiscal 2012

Name (1)	Fees Earned or Paid in Cash	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Anthony E. Altig	$40,000	$62,745	-0-	$102,745
Mark Auerbach	45,000	-0-	-0-	45,000
Joseph Felder	40,000	-0-	-0-	40,000
Myron Holubiak	45,000	-0-	-0-	45,000

(1)	As of December 31, 2012, our non-employee directors held options to purchase the following number of shares of our common stock: Mr. Altig, 35,000 shares; Mr. Auerbach, 45,000 shares; Dr. Felder, 47,016 shares; and Mr. Holubiak, 45,000 shares.

(2)	Thomas Rowland was hired as our Chief Business Officer on September 1, 2011, which position he resigned effective September 30, 2012. He resigned from our Board on January 17, 2012. Mr. Rowland is not included in this table; the options he received as director are disclosed in the column titled “Option Awards” and the directors fees he received are disclosed in the column titled “All Other Compensation” in the Summary Compensation Table below.

(3)	The reported amount in the table above of the stock option grants made in 2012 represents the aggregate grant date fair value of the options computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 6 of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013.

In September 2011, the Compensation Committee engaged Frederick W. Cook & Co., an independent compensation consultant, to review our non-employee director compensation as compared to that of comparable small public companies in the industry. In November 2011, based on the recommendation of Frederick W. Cook & Co., our Board, with the recommendation of the Compensation Committee, approved our current non-employee director compensation. Directors receive a grant of 10,000 options annually. Upon joining the Board, a new director will be granted 35,000 stock options; in the next calendar year, that director will receive no options; and in the next calendar year he will receive the 10,000 annual grant of options to all directors. Each non-employee director receives an annual cash fee of $40,000, payable quarterly. The chairman of the Audit Committee and the lead independent director each receives an additional annual cash fee of $5,000.

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EXECUTIVE COMPENSATION

Our executive officers are Dr. Russell H. Ellison, our President and Chief Executive Officer, and David J. Barrett, our Chief Financial Officer. Information on Dr. Ellison is provided under “Proposal No. 1 – Election of Directors” above. Information on Dr. Barrett is below.

Name	Age (as of 03/31/13)	Business Experience For Last Five Years
David J. Barrett	37

Mr. Barrett joined us as Chief Financial Officer in July 2010. From April 2006 to September 2009, Mr. Barrett served as Chief Financial Officer of Neuro-Hitech, Inc., a public company focused on developing, marketing and distributing branded and generic pharmaceutical products. From September 2003 to April 2006, Mr. Barrett was the Chief Financial Officer /Vice President of Finance of Overture Asset Managers and Overture Financial Services, which, at the time, was a start-up asset management firm that assembled investment products and platforms to distribute turnkey and unbundled investment solutions to financial intermediaries and institutional investors. From July 1999 to September 2003, Mr. Barrett was employed as a Manager at Deloitte & Touche, LLP. Mr. Barrett received his B.S. in Accounting and Economics and his M.S. in Accounting from the University of Florida. He is a certified public accountant.

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our Chief Executive Officer and Chief Financial Officer and our former Chief Business Officer who were our only executive officers in 2012 and who we refer to as our Named Executive Officers. Our Board has delegated responsibility for creating and reviewing the compensation of our entire senior management team, including our Named Executive Officers, to the Compensation Committee of our Board. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our equity incentive plans and to review and make recommendations to our Board, generally on an annual basis, regarding all compensation decisions for our Named Executive Officers.

Our stockholders approved, in an advisory vote, the executive compensation program presented to them at the 2012 annual meeting and also approved the submission of executive compensation to the stockholders every three years.

Compensation Objectives

Objectives of Executive Compensation Program

The Compensation Committee of our Board has responsibility for establishing and monitoring our executive compensation program. The primary objectives of the Compensation Committee with respect to executive compensation are to attract, retain and motivate executive officers who will make important contributions to the achievement of our business goals and success. The Compensation Committee believes that the most effective executive compensation program will reward the achievement of annual, long-term and strategic goals of our company. Our executive compensation program has been designed to link short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has recommended that we maintain, and expects to continue to recommend further implementation of, compensation plans that tie a substantial portion of our Named Executive Officers’ overall compensation to our research, development, and operational performance.

The Compensation Committee, with the input of management, develops our compensation plans by utilizing publicly available compensation data for national and regional companies in the biopharmaceutical industry. The Compensation Committee also considers competitive market practices based on the experience of the members of the Compensation Committee. While disparities in market capitalization, size, product pipeline and other factors may exist, we believe that the practices of national, regional and other companies in the biopharmaceutical industry provide us with appropriate comparative compensation guidance, because these companies operate in our same industry, tend to have similar organizational structures and tend to compete with us for executives and other employees. We select companies against which to measure our compensation practices in an informal manner and have not established a definitive group of peer companies against which we measure ourselves. The companies we select at any time depend on the data that is available to us, publically or otherwise, at the time we review our compensation practices.

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Based on these overall objectives and philosophy, the Compensation Committee has designed an executive compensation program that generally seeks to bring base salaries and total executive compensation in line with the companies at a similar stage of clinical development represented in the compensation data we review. Our program allows the Compensation Committee to determine each component of an executive’s compensation based on a number of factors, including (a) the executive’s overall experience and skills (with an emphasis on particular industry experience), (b) the executive’s position and responsibilities in comparison to other executives at the company and (c) the demand within our market for the executive’s skills relative to other executives in our industry.

We have also implemented an annual performance program, under which annual corporate goals are proposed by management and approved by the Compensation Committee at the start of each calendar year. These corporate goals include the achievement of qualitative operational goals and predefined research and development milestones. Each goal is weighted as to importance by the Compensation Committee. The individual performance of our Named Executive Officers is based on the level of achievement of a combination of corporate goals and goals related to their respective areas of responsibility. Annual bonuses granted to our Named Executive Officers are tied to the achievement of these corporate goals. The Board, generally based on a recommendation of the Compensation Committee, approves all salary increases, as well as bonuses and stock option awards, if any, for Named Executive Officers. Annual base salary increases and annual bonuses, to the extent granted, are generally implemented during the first calendar quarter of the year.

In the third quarter of 2012, as a result of our announcement in late June of the unsuccessful results of our Phase III trial for iferanserin and the subsequent steep decline in the price of our common stock, which resulted in all outstanding options being significantly underwater, our Compensation Committee engaged Frederick W. Cook & Co. to assist with the development of an equity incentive plan for the management team to provide significant medium-term to long-term incentive that will reward the management team for increasing our share price and returning value to our stockholders. The Compensation Committee worked with Frederick W. Cook & Co. through the end of 2012, but did not adopt a plan during 2012.

Components of our Executive Compensation Program

The principal components of our executive compensation program are base salary, annual bonus, and long-term incentives. Our Compensation Committee believes that each component of executive compensation must be evaluated and determined with reference to competitive market data, individual and corporate performance, our recruiting and retention goals, internal equity and consistency, and other information we deem relevant. We believe that in the biopharmaceutical industry stock option and/or other equity awards are a primary motivator in attracting and retaining executives, in addition to salary and cash incentive bonuses.

The components of our compensation package are set forth below.

Base Salary

We provide base salaries for our Named Executive Officers to compensate them for their services rendered during the fiscal year. Base salaries for our Named Executive Officers have been established based on their position and scope of responsibilities, their prior experience and training, and competitive market compensation data we review for similar positions in our industry.

Base salaries are reviewed periodically and may be increased for merit reasons based on the executive’s performance, for retention reasons or if the base salary is not competitive to salaries paid by comparative companies for similar positions. Additionally, we may adjust base salaries throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

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Annual Incentive Bonus

A significant element of the cash compensation of our Named Executive Officers is an annual performance-based cash bonus. A named executive officer’s target bonus is generally set as a percentage of base salary to reward strong performance and retain his or her employment in a competitive labor market. In the case of Dr. Ellison, Mr. Barrett and Mr. Rowland, their employment agreements provide an annual bonus of up to 50%, 25% and 20% of their base salary, respectively. Bonuses are based on the achievement of significant company goals, including research, clinical development, financial, business development and operational milestones, with specific goals tailored to the executive officer’s area of responsibility. The performance goals generally are determined by our Compensation Committee in the first quarter of the calendar year but the bonuses are determined at the time bonuses are paid. Additionally, the Board or the Compensation Committee may increase or decrease an executive’s bonus payment (above or below the target) based on its assessment of the company’s and an executive’s individual performance during a given year. For 2012, annual bonuses were based on achievement of company goals related to development of VEN 309 and VEN 307, financial operations/investor relations, strategic planning, business development/commercialization, and corporate governance. Each officer's potential bonus was weighted differently for each set of goals, depending on his respective area of responsibility. The business development/commercialization goals for VEN 307 were generally met, but we ceased development of VEN 309 in July 2011 due to the results of the Phase III trial being no better than placebo. The strategic planning goals and corporate governance goals generally were met. The financial operations/investor relations and corporate governance goals were based primarily on maintenance of internal controls over financial reporting and timely and materially compliant filings, all of which were met. However, the failure of VEN 309 had a significant impact on the Company’s strategic planning and resources, the great majority of which were subsequently focused solely on VEN 307. The Compensation Committee considered the impact of VEN 309 and the increased focus on VEN 307 in adjusting goals and weightings for goals in assessing performance for 2012. For these five goals combined, Dr. Ellison achieved 40%, 30%, 10%, 9% and 5% out of possible 55%, 20%, 10%, 10% and 5% weightings, respectively (for an overall 94% achievement), and Mr. Barrett achieved 13%, 70%, 10%, 10% and 5% out of a possible 15%, 60%, 10%, 10% and 5%, respectively (overall achievement of 108%). The resulting bonuses for Dr. Ellison, and Mr. Barrett were $175,780 and $67,500, respectively; Mr. Rowland received no bonus due to his resignation effective September 30, 2012.

Long-term Incentives

Our equity-based long-term incentive program is designed to align our Named Executive Officers’ long-term incentives with stockholder value creation. We believe that long-term participation by our executive officers in equity-based awards is a critical factor in the achievement of long-term company goals and business objectives. Our 2010 Plan allows the grant to executive officers of stock options, as well as other forms of equity incentives, as part of our overall compensation program. Grants of options to our executive officers other than our Chief Executive Officer are recommended by the Chief Executive Officer and finalized by the Compensation Committee and/or the Board. Grants of options to our Chief Executive Officer are made by the Compensation Committee and/or the Board.

Dr. Ellison's and Mr. Barrett's employment agreements each originally contained a provision for a first incentive bonus of $250,000 in the event that our market capitalization exceeds $100 million for a period of 30 consecutive trading days with an average trading volume of the common stock during such period of at least 100,000 shares per trading day and a second incentive bonus of $500,000 in the event that our market capitalization exceeds $250 million for a period of 30 consecutive trading days with an average trading volume of the common stock during such period of at least 100,000 shares per trading day. The first threshold was met in August 2011 and this bonus was paid in September 2011. On August 24, 2011, we amended Dr. Ellison’s and Mr. Barrett’s employment agreements to provide that if the second market capitalization threshold is attained, the second market capitalization bonus will be paid in a combination of shares of our common stock worth $300,000 and $200,000 in cash.  The valuation of the shares of common stock was determined by the closing price of our common stock as reported on NASDAQ on August 24, 2011 ($9.85), and resulted in a share amount to which each of Dr. Ellison and Mr. Barrett is entitled if the market capitalization threshold is attained of 30,457 shares of our common stock.

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all eligible employees, including health insurance, life and disability insurance, dental insurance and paid vacation.

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Severance and Change in Control Benefits

If the severance payments called for in the agreements for Dr. Ellison and Mr. Barrett had been triggered on December 31, 2012, we would have been obligated to make the following payments:

Name	Cash Payment Per Month (# of months paid)	Benefits ($ per month) and (# of months paid)		Number of Options that Would Vest (Market Value)(1)
Russell H. Ellison	$31,250 (6 mos)	$-0-	(6 mos)(2)	40,000 ($-0-)
David J. Barrett	$20,833 (6 mos)	$790	(6 mos)	26,666 ($-0-)
(1)	The market value equals the difference between $2.16, the fair market value of the shares that could be acquired based on the closing sale price per share of our common stock on the NASDAQ Capital Market on December 31, 2012, and the exercise prices for the underlying stock options.
(2)	Dr. Ellison does not participate in our health insurance plan.

Mr. Rowland resigned effective September 30, 2012 and his employment agreement terminated on that date without any further obligation on our part.

Pursuant to the stock option agreements between us and the Named Executive Officers, in the event of a merger or other change in control of our company (as defined above), vesting of outstanding stock options will automatically accelerate.

Tax and Accounting Considerations

U.S. federal income tax generally limits the tax deductibility of compensation we pay to our Named Executive Officers to $1.0 million in the year the compensation becomes taxable to the executive officers. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements. Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. Rather, we seek to maintain flexibility in how we compensate our executive officers so as to meet a broader set of corporate and strategic goals and the needs of stockholders, and as such, we may be limited in our ability to deduct amounts of compensation from time to time. Accounting rules require us to expense the cost of our stock option grants. Because of option expensing and the impact of dilution on our stockholders, we pay close attention to, among other factors, the type of equity awards we grant and the number and value of the shares underlying such awards.

Pension Benefits

We do not maintain any qualified or non-qualified defined benefit plans. As a result, none of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our Named Executive Officers participate in or have account balances in nonqualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Summary Compensation Table

The following table sets forth all compensation earned in the fiscal years ended December 31, 2012, 2011 and 2010 by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards(1) ($)		Non-equity incentive plan compensation(2) ($)	All other compensation ($)		Total ($)
Russell H. Ellison, M.D.	2012	$375,000	$75,000	$-	$322,739		$175,780	$-		$948,519
President and Chief Executive Officer	2011	375,000	325,000	-	-		183,750	-		883,750
	2010	-	-	-	2,785,384		-	210,000	(3)	2,995,384

David J. Barrett	2012	$250,000	$-	$-	$215,160		$67,500	$-		$532,660
Chief Financial Officer	2011	250,000	250,000	-	-		60,000	-		560,000
	2010	-	-	-	1,485,541		-	105,000	(3)	1,590,541

Thomas Rowland(4)	2012	$187,500	$-	$-	$161,364		$-	$-		$348,864
Chief Business Officer	2011	83,333	-	-	1,282,143	(5))	15,000	16,667	(6)	1,397,976
	2010	-	-	-	168,653		-	-		168,653

(1)	The reported amounts represent the grant date fair value of the award, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 6 of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013.

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(2)	Non-equity incentive plan compensation represents amounts paid as annual performance awards.

(3)	Consists of consulting fees. Prior to December 20, 2010, Dr. Ellison and Mr. Barrett served pursuant to consulting contracts and were not employees.

(4)	Mr. Rowland resigned in February 2009 and was rehired on September 1, 2011. He subsequently resigned on September 30, 2012.

(5)	Option granted when Mr. Rowland was a director.

(6)	Consists of director’s fees.

(7)	Consists of severance payments.

Grants of Plan-Based Awards

The following table provides information regarding grants of plan-based awards made to our Named Executive Officers in 2012. The only plan-based awards granted were stock options; no non-equity awards were granted. All stock options granted to our Named Executive Officers are incentive stock options, to the extent permissible under the Internal Revenue Code. The exercise price per share of each stock option granted to our Named Executive Officers was equal to the fair market value of our common stock as determined in good faith by our Board on the date of the grant. All stock options listed below were granted under our 2010 Equity Incentive Plan.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#) (1)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards (2) ($)
Russell H. Ellison, M.D.	1/15/12	$--	$187,500	$--	--	--	--	--	60,000	$8.10	$486,000
David J. Barrett	1/15/12	--	62,500	--	--	--	--	--	40,000	$8.10	$324,000
Thomas Rowland (3)	1/15/12	--	50,000	--	--	--	--	--	30,000	$8.10	$249,000

(1)	The Named Executive Officers were each granted the number of options provided next to their names in the table. The option grant to Mr. Rowland vests one-third on the date of the grant and in three equal installments thereafter on the first, second and third anniversary grant dates.
(2)	The grant date fair value of the restricted stock and option awards is calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 6 of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 18, 2013.
(3)	Mr. Rowland resigned as our President and Chief Executive Officer in February 2009 and was rehired as our Chief Business Officer on September 1, 2011 and subsequently resigned on September 30, 2012. The options reflected in the table were forfeited and no non-equity incentive plan award was made.

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Outstanding Equity Awards at December 31, 2012

The following table contains certain information concerning unexercised options for the Named Executive Officers as of December 31, 2012.

Name	Grant date	Number of securities underlying unexercised options exercisable(#)	Number of securities underlying unexercised options unexercisable(#)	Option exercise price ($)	Option expiration date
Russell H. Ellison, M.D.	12/22/10	573,599	-0-	$6.00	12/22/20
	1/15/12	20,000	40,000	$8.10	1/15/22
David J. Barrett	12/22/10	305,962	-0-	$6.00	12/22/20
	1/15/12(2)	13,334	26,666	$8.10	1/15/22
Thomas Rowland (3)	N/A	-0-	-0-	N/A	N/A

(1)	In respect of the awards granted to Dr. Ellison, one-third of the options vest on the grant date, one-third vest on the first anniversary of the grant date and one-third vest on the second anniversary of the grant date.
(2)	In respect of the awards granted to Mr. Barrett, one-third of the options vest on the grant date, one-third vest on the first anniversary of the grant date and one-third vest on the second anniversary of the grant date.
(3)	Mr. Rowland resigned on September 30, 2012 and all of his options expired on December 31, 2012.

Option Exercises

None of our named officers exercised any stock options during the year ended December 31, 2012.

Option Repricings

We did not engage in any repricings or other modifications to any of our Named Executive Officers’ outstanding options during the year ended December 31, 2012.

Employment Arrangements

Chief Executive Officer

Dr. Ellison serves as our Chief Executive Officer pursuant to an amended and restated employment agreement, which became effective upon the closing of our initial public offering on December 22, 2010. The agreement has a term of three years. The employment agreement provides for a base salary of $375,000 per year, a guaranteed bonus of $75,000 per year and an annual performance-based bonus of up to 50% of his base salary based on financial, clinical development and business milestones established by the Board. The agreement also provides a first incentive bonus of $250,000 in the event that our market capitalization exceeds $100 million for a period of 30 consecutive trading days with an average trading volume of the common stock during such period of at least 100,000 shares per trading day. This threshold was met in August 2011 and this bonus was paid in September 2011. The agreement also originally provided for a second incentive bonus of $500,000 in the event that our market capitalization exceeds $250 million for a period of 30 consecutive trading days with an average trading volume of the common stock during such period of at least 100,000 shares per trading day. On August 24, 2011, we amended Dr. Ellison’s employment agreement to provide that if the second market capitalization threshold is attained, the second market capitalization bonus will be paid in a combination of shares of our common stock worth $300,000 and $200,000 in cash.  The valuation of the shares of common stock was determined by the closing price of our common stock as reported on NASDAQ on August 24, 2011 ($9.85), and resulted in a share amount to which Dr. Ellison is entitled if the market capitalization threshold is attained of 30,457 shares of our common stock.

Also, pursuant to the agreement, at the completion of our initial public offering, Dr. Ellison received a grant of options to purchase 573,599 shares of our common stock at the initial public offering price of $6.00. This amount was equal to 7.5% of our fully diluted capitalization on that date, giving effect to all shares issuable under all convertible notes, warrants and options outstanding on such date, but excluding shares reserved for grants not issued under our 2007 Stock Incentive Plan. One third of the options vested on grant, one-third vests one year later and the remainder vests two years after grant.

Under the employment agreement, Dr. Ellison is prohibited for six months after termination from (a) engaging in any business within a restricted territory that develops or commercializes prescription drugs for the specific disease treatment of hemorrhoids, anal fissures, and fecal incontinence or other products that compete with products we are developing or selling at the time of his termination, (b) soliciting or working within a restricted territory with our competitors or any other entity that could benefit from Dr. Ellison’s use of our confidential information, (c) becoming financially interested with one of our competitors within a restricted territory, (d) soliciting or accepting business from our competitors, and (e) inducing any employee or consultant of ours to terminate employment or a contractual relationship with us, provided that these provisions will not apply if we do not renew the agreement.

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Set forth below is a description of the potential payments we will need to make upon termination of Dr. Ellison’s employment or upon a change in control of our company.

Termination due to Death, Disability or Change of Control

If Dr. Ellison’s employment is terminated as a result of his death, disability or change of control, we must pay him or his estate, as applicable, his then current base salary for a period of six months following the date of termination and any earned but unpaid incentive bonus and expense reimbursement through the date of his death or disability. All stock options that are scheduled to vest on the next succeeding anniversary of the effective date of the agreement will be accelerated and deemed to have vested as of the termination date. All stock options that have not vested or been deemed to have vested as of the date of termination will be forfeited. Stock options that have vested as of Dr. Ellison’s termination will remain exercisable for 360 days following his termination.

Termination by us For Cause or by Dr. Ellison without Good Reason

If we terminate Dr. Ellison for cause (as defined in the agreement) or if he terminates without good reason (as defined in the agreement), we must pay his then current base salary through the date of his termination and any expense reimbursement amounts owed through the date of termination.

Termination by us for other than Cause or by Dr. Ellison for Good Reason

If Dr. Ellison’s employment is terminated by us other than for cause or by Dr. Ellison for good reason (as defined in the agreement), then we must pay Dr. Ellison his then current base salary and all fringe benefits for a period of six months following such termination, any accrued but unpaid bonus, and any expense reimbursement amounts owed through the date of termination. All stock options granted to Dr. Ellison that are scheduled to vest by the end of the term of the employment agreement will be accelerated and deemed to have vested as of the termination date. Stock options that have vested as of Dr. Ellison’s termination will remain exercisable for 360 days following his termination.

In the agreement, the term “change in control” is defined generally as the acquisition by any person of more than 50% of the voting power of our then outstanding securities, and/or the merger or consolidation of our company or the sale of any or substantially all of our assets.

In the agreement, the term “cause” is defined generally as follows: (i) willful failure, disregard or continuing refusal by Dr. Ellison to perform his duties; (ii) willful, intentional or grossly negligent act by Dr. Ellison that injures, in a material way, our business or reputation; (iii) insubordination by Dr. Ellison with respect to lawful directions received from our Board; (iv) indictment for any felony or a misdemeanor involving moral turpitude; (v) Dr. Ellison engaging in some form of harassment prohibited by law; (vi) any misappropriation or embezzlement of our property; (vii) willful violation of the noncompetition, non-solicitation and confidentiality provisions of the agreement; and/or (viii) breach by Dr. Ellison of any other provision of the agreement that, if capable of being cured, is not cured by him within 30 days.

In the agreement, the term “good reason” is defined generally as: (i) the assignment to Dr. Ellison of duties materially inconsistent with his position and duties as chief executive officer; (ii) any reduction by us of Dr. Ellison’s compensation or benefits; and/or (iii) any requirement that he relocate outside a 30 mile radius of New York, New York.

Chief Financial Officer

Mr. Barrett serves as our Chief Financial Officer pursuant to an amended and restated employment agreement that became effective upon the closing of our initial public offering on December 22, 2010. The agreement has a term of three years. The employment agreement provides for base salary of $250,000 per year. The agreement also provides a first incentive bonus of $250,000 in the event that our market capitalization exceeds $100 million for a period of 30 consecutive trading days with an average trading volume of the common stock during such period of at least 100,000 shares per trading day. This threshold was met in August 2011 and this bonus was paid in September 2011. The agreement also originally provided for a second incentive bonus of $500,000 in the event that our market capitalization exceeds $250 million for a period of 30 consecutive trading days with an average trading volume of the common stock during such period of at least 100,000 shares per trading day. On August 24, 2011, we amended Mr. Barrett’s employment agreement to provide that if the second market capitalization threshold is attained, the second market capitalization bonus will be paid in a combination of shares of our common stock worth $300,000 and $200,000 in cash.  The valuation of the shares of common stock was determined by the closing price of our common stock as reported on NASDAQ on August 24, 2011 ($9.85), and resulted in a share amount to which Mr. Barrett is entitled if the market capitalization threshold is attained of 30,457 shares of our common stock.

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Also, pursuant to the agreement, at the completion of our initial public offering, Mr. Barrett received a grant of options to purchase 305,920 shares of our common stock at the initial public offering price of $6.00. This amount was equal to 4.0% of our fully diluted capitalization on the date the employment agreement became effective, giving effect to all shares issuable under all convertible notes, warrants and options outstanding on such date, but excluding shares reserved for grants not issued under our 2010 Equity Incentive Plan. One-third of the options vested on grant, one-third vests one year later and the remainder vests two years after grant.

Under the employment agreement, Mr. Barrett is prohibited for six months after termination from (a) engaging in any business within a restricted territory that develops or commercializes prescription drugs for the specific disease treatment of hemorrhoids, anal fissures, and fecal incontinence or other products that compete with products we are developing or selling at the time of his termination, (b) soliciting or working within a restricted territory with our competitors or any other entity that could benefit from Mr. Barrett’s use of our confidential information, (c) becoming financially interested with one of our competitors within a restricted territory, (d) soliciting or accepting business from our competitors, and (e) inducing any employee or consultant of ours to terminate employment or a contractual relationship with us.

Set forth below is a description of the potential payments we will need to make upon termination of Mr. Barrett’s employment or upon a change in control of our company.

Termination due to Death, Disability or Change of Control

If Mr. Barrett’s employment is terminated as a result of his death, disability or change of control, we must pay him or his estate, as applicable, his then current base salary for a period of six months following the date of termination and any earned but unpaid incentive bonus and expense reimbursement through the date of his death or disability. All stock options that are scheduled to vest on the next succeeding anniversary of the effective date of the agreement will be accelerated and deemed to have vested as of the termination date. All stock options that have not vested or been deemed to have vested as of the date of termination will be forfeited. Stock options that have vested as of Mr. Barrett’s termination will remain exercisable for 360 days following his termination.

Termination by us For Cause or by Mr. Barrett without Good Reason

If we terminate Mr. Barrett for cause (as defined in the agreement) or if he terminates without good reason (as defined in the agreement), we must pay his then current base salary through the date of his termination and any expense reimbursement amounts owed through the date of termination.

Termination by us for other than Cause or by Mr. Barrett for Good Reason

If Mr. Barrett’s employment is terminated (i) by us other than for cause or (ii) by Mr. Barrett for good reason (as defined in the agreement), then we must (1) continue to pay Mr. Barrett his then current base salary and all fringe benefits for a period of six months following such termination, (2) any expense reimbursement amounts owed through the date of termination, (3) pay any accrued but unpaid bonus and (4) all stock options granted to Mr. Barrett that are scheduled to vest by the end of the term of the employment agreement shall be accelerated and deemed to have vested as of the termination date. Stock options that have vested as of Mr. Barrett’s termination will remain exercisable for 360 days following his termination.

In the agreement, the term “change in control” is defined generally as the acquisition by any person of more than 50% of the voting power of our then outstanding securities; and/or the merger or consolidation of our company or the sale of any or substantially all of our assets.

In the agreement, the term “cause” is defined generally as follows: (i) willful failure, disregard or continuing refusal by Mr. Barrett to perform his duties; (ii) willful, intentional or grossly negligent act by Mr. Barrett that injures, in a material way, our business or reputation; (iii) insubordination by Mr. Barrett with respect to lawful directions received from our Board; (iv) indictment for any felony or a misdemeanor involving moral turpitude; (v) Mr. Barrett engaging in some form of harassment prohibited by law; (vi) any misappropriation or embezzlement of our property; (vii) willful violation of the noncompetition, nonsolicitation and confidentiality provisions of the agreement; and/or (viii) breach by Mr. Barrett of any other provision of the agreement that, if capable of being cured, is not cured by him within 30 business days.

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In the agreement, the term “good reason” is defined generally as: (i) the assignment to Mr. Barrett of duties materially inconsistent with his position and duties as chief financial officer; (ii) any reduction by us of Mr. Barrett’s compensation or benefits; and/or (iii) any requirement that he relocate outside a 30 mile radius of New York, New York.

Employee Benefit Plans

Our only employee benefit plan, other than customary health insurance, is our 2010 Equity Incentive Plan, which is discussed below.

2010 Equity Incentive Plan

Eligibility and Administration. All of our employees, directors and consultants are eligible to receive incentive awards under the 2010 Plan. Incentive awards under the 2010 Plan can include incentive stock options, nonstatutory stock options, stock appreciation rights, stock awards and restricted stock. The 2010 Plan can be administered by our Board or a committee appointed to administer the plan, and is currently administered by our Compensation Committee, referred to herein as the “administrator.” Subject to the restrictions of the 2010 Plan, the administrator determines who is granted incentive awards under the 2010 Plan, the terms granted, including the exercise price, the number of shares subject to the incentive award and the incentive award’s exercisability.

Stock Options. The 2010 Plan provides for the grant of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, solely to employees (including officers and employee directors), and nonstatutory stock options to employees, directors and consultants.

The exercise price of options granted under the 2010 Plan is determined on the date of grant, and in the case of incentive stock options must be at least 100% of the fair market value per share at the time of grant. The exercise price of any incentive stock option granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding capital stock must equal, at least 110% of the fair market value of the common stock on the date of grant. The aggregate fair market value of common stock (determined as of the date of the option grant) for which incentive stock options may for the first time become exercisable by any individual in any calendar year may not exceed $100,000. Payment of the exercise price may be made by delivery of cash or a check, or, in the discretion of the administrator, the exercise price may be paid through any other form of consideration and method of payment permitted by law and the 2010 Plan, including the delivery of shares of already-owned shares of our common stock and the surrender of certain shares subject to the stock option.

Options granted to employees, directors and consultants under the 2010 Plan generally become exercisable in increments, based on the optionee’s continued employment or service with us, over a period of three years. The term of an incentive stock option may not exceed 10 years. Options granted under the 2010 Plan, whether incentive stock options or nonstatutory options, generally expire 10 years from the date of grant, except that incentive stock options granted to an employee who owns stock possessing more than 10% of the voting power of our outstanding capital stock are not exercisable for longer than five years after the date of grant.

Stock Appreciation Rights. A stock appreciation right, referred to as a SAR, is the right to receive, in cash or common stock, all or a portion of the difference between the fair market value of a share of our common stock at the time of exercise of the SAR and the exercise price of the SAR established by the administrator, subject to such terms and conditions set forth in a SAR agreement. A SAR may be granted in connection with a stock option or alone, without reference to any related stock option.

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The exercise price of a SAR granted under the 2010 Plan is determined on the date of grant, and shall not be less than 100% of the fair market value of a share of our common stock on the date of grant. SARs granted under the 2010 Plan would generally become exercisable in increments, based on the recipient’s continued employment or service with us, over a period of four years. The term of a SAR may not exceed 10 years from the date of grant.

Stock Awards and Restricted Stock and Restricted Stock Units. Shares of common stock may be sold or awarded to participants under the 2010 Plan, as may restricted stock units, as an incentive for the performance of past or future services to us. The administrator may determine the purchase price to be paid for such stock, if any, and other terms of such purchase or award.

Transferability. Except for transfers made by will or the laws of descent and distribution in the event of the holder’s death, no incentive stock option may be transferred, pledged or assigned by the holder thereof. Stock options, SARs, restricted stock or other awards may be transferred, pledged or assigned by the holder thereof to “family members” (as defined in the 2010 Plan), or by will or the laws of descent and distribution in the event of the holder’s death. We are not required to recognize any attempted assignment of such rights by any participant that is not in compliance with the 2010 Plan. During a participant’s lifetime, an incentive stock option may be exercised only by him or her or by his or her guardian or legal representative.

Change of Control. Generally, in the event of our consolidation or merger with or into another corporation or a sale of all or substantially all of our assets, referred to herein as an “acquisition,” whereby the acquiring entity or our successor does not agree to assume the incentive awards or replace them with substantially equivalent incentive awards, all outstanding options, SARs, restricted stock or other stock rights will vest and will become immediately exercisable in full and, if not exercised on the date of the acquisition, will terminate on such date regardless of whether the participant to whom such stock rights have been granted remains in our employ or service or of any acquiring or successor entity. In the event of an acquisition in which the acquiring entity agrees to assume the incentive awards, and, 60 days prior to the acquisition or 180 days after the acquisition, the holder of an award is terminated as an employee or consultant other than for cause or the holder terminates his or her employment for good reason, then upon such termination any incentive award held by the holder will vest and will become immediately exercisable in full.

Amendment. Our Board may amend the 2010 Plan at any time or from time to time or may terminate the 2010 Plan without the approval of the stockholders, provided that stockholder approval will be required for any amendment to the 2010 Plan that (1) increases the total number of shares reserved thereunder, (2) changes the provisions regarding eligibility for incentive stock options, (3) changes the requirements that the exercise price of a stock option be set at the fair market value of our common stock at the time of grant, or (4) extends the expiration date of the 2010 Plan beyond 10 years. However, no action by our Board or stockholders may alter or impair any option previously granted under the 2010 Plan. Our Board may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time. The 2010 Plan will terminate in July 2020, unless terminated sooner by the Board.

Compensation Committee Report

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this Compensation Committee Report is not “soliciting material,” shall not be deemed “filed” with the SEC or deemed to be incorporated by reference into any such filings except to the extent it is specifically incorporated by reference therein.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis section of this proxy statement with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of the Board of Directors

Myron Z. Holubiak, Chairman

Mark Auerbach

Joseph Felder, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Auerbach, Dr. Felder and Mr. Holubiak served as members of our Compensation Committee during all of 2012. None of these individuals was at any time during 2012 or at any other time an officer or employee of our company. Dr. Ellison, our Chairman and Chief Executive Officer, participated in discussions regarding salaries and incentive compensation for all of our executive officers, except he was and is excluded from discussions regarding his own salary and incentive stock compensation. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The written charter of our Audit Committee authorizes and the NASDAQ Marketplace Rules require our Audit Committee to review and approve related party transactions. In reviewing related party transactions, our Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to us than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between us and our officers, directors, principal stockholders and their affiliates will be approved by our Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties. All of the transactions described below were undertaken prior to our being a public company and the establishment of our Audit Committee.

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Dr. Lindsay A. Rosenwald was a founder of our company and a former significant stockholder. Effective April 2007, we began accruing monthly fees for consulting services at a rate of $25,000 per month to Paramount Corporate Development, LLC, an affiliate of Dr. Rosenwald. These services consisted of clinical and regulatory support, including preparation for the initial meeting with the FDA for diltiazem, pheneylephrine and iferanserin, and corporate, legal and accounting services. This agreement was terminated as of August 31, 2008, but as of December 31, 2012 there was an unpaid balance under this agreement of $100,000. Paramount continued to provide accounting and legal assistance to us after the termination, but did not charge us for those services, and the fair value of those services was not deemed significant. This transaction was approved by our Board prior to the time we entered into the arrangement.

AUDITOR AND AUDIT COMMITTEE MATTERS

Report of the Audit Committee

We hired EisnerAmper on January 18, 2011 to audit our financial statements for the year ended December 31, 2010. We hired EisnerAmper on March 11, 2011 to audit our financial statements for the years ended December 31, 2006 to December 31, 2009 and the period from October 7, 2005 (inception) to December 31, 2005 and for the period from October 7, 2005 (inception) to December 31, 2011.

The Audit Committee has reviewed and discussed our consolidated audited financial statements for the year ended December 31, 2012 with management. The Audit Committee has discussed with EisnerAmper the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from EisnerAmper required by AICPA Independence Standards, and has discussed with EisnerAmper its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board that the consolidated audited financial statements be included in our Annual Report on Form 10-K for fiscal 2012.

The Board has determined that the members of the Audit Committee are independent as defined in Nasdaq Marketplace Rule 5605(a)(2). The Board also has determined that each of Anthony Altig and Mark Auerbach is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Fees

Audit Fees. Audit fees include fees billed to us by EisnerAmper in connection with its annual audit of our financial statements and procedures related to our regulatory filings, including regulatory filings and the comfort letter for our 2012 at-the-market sales program and our 2011 public offering. The aggregate fees billed to us by EisnerAmper for such audit services rendered for the fiscal years ended December 31, 2012 and 2011 were $198,288 and $232,727, respectively.

Audit-Related Fees. Audit-related services consist solely of routine accounting consultations. During the fiscal years ended December 31, 2011 and 2010, EisnerAmper did not bill us for any audit-related services.

Tax Fees. Tax fees include corporate tax compliance, assistance with an IRS examination as well as advisory services. The aggregate fees billed to us by EisnerAmper for tax-related services in the fiscal years ended December 31, 2012 and December 31, 2011 were $6,000 and $5,000, respectively.

All Other Fees. During the fiscal years ended December 31, 2012 and 2011, EisnerAmper did not bill us for any other fees.

The Audit Committee of the Board considered all of the above activities to be compatible with the maintenance of EisnerAmper’s independence. The Audit Committee discussed these services with EisnerAmper and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

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Although the Audit Committee does not have formal pre-approval policies and procedures in place, it pre-approved all of the services performed by EisnerAmper as discussed above, as required by SEC regulation.

Submitted by”	The Audit Committee

Mark Auerbach, Chairman

Anthony Altig

Myron Holubiak

This Audit Committee Report shall not be deemed to be filed with the SEC or incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act, our directors and executive officers are required to file reports with the SEC indicating their holdings of and transactions in our equity securities. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act which were not timely filed during the fiscal year ended December 31, 2012.

Deadline for Stockholder Proposals FOR 2014 ANNUAL MEETING

Stockholders having proposals that they desire to present at next year’s annual meeting of our stockholders should, if they desire that such proposals be included in our proxy statement relating to such meeting, submit such proposals in time to be received by us not later than December 24, 2013. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act and we direct your close attention to that rule. In addition, management’s proxy holders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to March 10, 2014. Proposals should be mailed to the Corporate Secretary, 99 Hudson Street, 5th Floor, New York, New York 10013.

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties may communicate with the Board by writing to Russell H. Ellison, our President and Chief Executive Officer, at Ventrus Biosciences, Inc., 99 Hudson Street, 5th Floor, New York, New York 10013. Dr. Ellison will relay such communications to the Board.

Other Matters

The Board knows of no other business to be brought before the meeting, but intends that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

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VENTRUS BIOSCIENCES, INC.
99 HUDSON ST. 5TH FLOOR
NEW YORK N.Y. 10013

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Anthony Altig 02 Mark Auerbach 03 Russell H. Ellison, M.D 04 Joseph Felder, M.D. 05 Myron Z. Holubiak

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 To ratify the appointment of EisnerAmper LLP as the independent registered public accounting firm of the company for the fiscal year ending December 31, 2013:	☐	☐	☐

NOTE: In their discretion, to vote upon such other matters as may properly come before the meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, and 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

June 4, 2013

The undersigned hereby appoints Mark Auerbach and Myron Holubiak and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Ventrus Biosciences, Inc., a Delaware corporation, held of record by the undersigned on April 12, 2013, at the Annual Meeting of Stockholders to be held at the company's headquarters at 99 Hudson Street, 5th Floor, New York, New York, on Tuesday, June 4, 2013 at 12:00 noon, or at any adjournment(s) thereof. The following proposals to be brought before the meeting are more specifically described in the accompanying proxy statement.

Continued and to be signed on reverse side

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